SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14 (c)
of the Securities Exchange Act of 1934 (Amendment No.)

Check the appropriate box:

☐	Preliminary Information Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

☒	Definitive Information Statement

BTX HOLDINGS, INC
(Name of Registrant As Specified In Charter)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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THIS INFORMATION STATEMENT IS BEING PROVIDED TO
YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY

BTX HOLDINGS, INC
1400 Cypress Creek Road
Fort Lauderdale, FL 33309
(954)776-6600

INFORMATION STATEMENT
(Definitive)

June 18, 2007

GENERAL INFORMATION

        This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of the common stock, par value $.001 per share (the “Common Stock”), of BTX Holdings, Inc., a Florida Corporation (the “Company”), to notify such Stockholders that on or about or about June 5, 2007, the Company received written consents in lieu of a meeting of Stockholders from holders of 30,077,862 shares representing approximately 56.67% of the 53,080,647 shares of the total issued and outstanding shares of voting stock of the Company (the "Majority Stockholders") (1) authorizing the Company's Board of Directors, to effect a reverse split of the Company’s outstanding common stock of 1:10; any fractional shares post-split will be rounded up to the next whole share. There will not be a reduction in authorized shares.

   On June 5, 2007, the Board of Directors of the Company approved the above-mentioned actions, subject to Stockholder approval. The Majority Stockholders approved the action by written consent in lieu of a meeting on June 5, 2007, in accordance with the Florida Business Corporation Act (“FBCA”). Accordingly, your consent is not required and is not being solicited in connection with the approval of the action.

        WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors of the Company (the "Board") believes that the stockholders of the Company will benefit from the acquisition of additional businesses in the Company's industry which will create a more liquid public market for its common stock. In order to facilitate such transaction, the Board has determined that the capitalization structure of the Company should be simplified. No assurances can be given that such acquisitions will be achieved.

Accordingly, it was the Board's opinion that the restructuring transactions described above would better position the Company to attract potential business candidates and provide the stockholders of the Company with the greatest potential return. The Board approved the above actions on June 5, 2007 and stockholders holding a voting majority of the outstanding voting capital stock of the Company approved the above actions on June 5, 2007.

ACTIONS TO BE TAKEN

This Information Statement contains a brief summary of the material aspects of the actions approved by the Board and the holders of the majority of the outstanding voting capital stock of the Company.

DECREASE THE NUMBER OF ISSUED AND OUTSTANDING SHARES OF OUR COMMON STOCK

GENERAL

The Board approved a resolution to effect a one-for-ten reverse stock split. Under this reverse stock split each ten shares of our Common Stock will be converted automatically into one share of Common Stock. To avoid the issuance of fractional shares of Common Stock, the Company will issue an additional share to all holders of a fractional share. The effective date of the reverse stock split will be July 9, 2007.

PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL NOT CHANGE YOUR PROPORTIONATE EQUITY INTERESTS IN THE COMPANY, EXCEPT AS MAY RESULT FROM THE ISSUANCE OR CANCELLATION OF SHARES PURSUANT TO THE FRACTIONAL SHARES.

PURPOSE AND MATERIAL EFFECTS OF THE REVERSE STOCK SPLIT

The Board of Directors believes that, among other reasons, the number of outstanding shares of our Common Stock have contributed to a lack of investor interest in the Company and has made it difficult to attract new investors and potential business candidates. The Board of Directors had proposed the Reverse Stock Split as one method to attract business opportunities in the Company.

When a company engages in a reverse stock split, it substitutes one share of stock for a predetermined amount of shares of stock. It does not increase the market capitalization of the company. An example of a reverse split is the following. A company has 10,000,000 shares of common stock outstanding. Assume the market price is $.01 per share. Assume that the company declares a 1 for 5 reverse stock split. After the reverse split, that company will have 1/5 as many shares outstanding, or 2,000,000 shares outstanding. The stock will have a market price of $0.05. If an individual investor owned 10,000 shares of that company before the split at $.01 per share, he will own 2,000 shares at $.05 after the split. In either case, his stock will be worth $100. He is no better off before or after. Except that such company hopes that the higher stock price will make that company look better and thus the company will be a more attractive merger target for potential business. There is no assurance that that company's stock will rise in price after a reverse split or that a suitable merger candidate will emerge.

We believe that the reverse stock split may improve the price level of our Common Stock and that the higher share price could help generate interest in the Company among investors and other business opportunities. However, the effect of the reverse split upon the market price for our Common Stock cannot be predicted, and the history of similar stock split combinations for companies in like circumstances is varied. There can be no assurance that the market price per share of our Common Stock after the reverse split will rise in proportion to the reduction in the number of shares of Common Stock outstanding resulting from the reverse split. The market price of our Common Stock may also be based on our performance and other factors, some of which may be unrelated to the number of shares outstanding.

 The reverse split will affect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interests in the Company or proportionate voting power, except to the extent that the reverse split results in any of our stockholders owning a fractional share. In lieu of issuing fractional shares, stockholders will be issued to all holders of a fractional share .50 or greater and no additional shares shall be issued to a holder of a fractional share less than .50 and the fractional share will be cancelled.

The principal effect of the reverse split will be that the number of shares of Common Stock issued and outstanding will be reduced from 53,080,647 shares as of June 5, 2007 to approximately 5,308,065 shares (depending on the number of fractional shares that are issued or cancelled). The number of authorized shares of Common Stock will not be affected.

The reverse split will not affect the par value of our Common Stock. As a result, on the effective date of the reverse split, the stated capital on our balance sheet attributable to our Common Stock will be reduced to less than the present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Common Stock will be increased because there will be fewer shares of our Common Stock outstanding.

The reverse split will not change the proportionate equity interests of our stockholders, nor will the respective voting rights and other rights of stockholders be altered, except for possible immaterial changes due to the cancellation of fractional shares. The Common Stock issued pursuant to the reverse split will remain fully paid and non-assessable. The reverse split is not intended as, and will not have the effect of, a "going private transaction" covered by Rule 13e-3 under the Securities Exchange Act of 1934. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.

Stockholders should recognize that they will own a fewer number of shares than they presently own (a number equal to the number of shares owned immediately prior to the filing of the certificate of amendment divided by ten). While we expect that the reverse split will result in an increase in the potential market price of our Common Stock, there can be no assurance that the reverse split will increase the potential market price of our Common Stock by a multiple equal to the exchange number or result in the permanent increase in any potential market price (which is dependent upon many factors, including our performance and prospects). Also, should the market price of our Common Stock decline, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would pertain in the absence of a reverse split. Furthermore, the possibility exists that potential liquidity in the market price of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse split. In addition, the reverse split will increase the number of stockholders of the Company who own odd lots (less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Consequently, there can be no assurance that the reverse split will achieve the desired results that have been outlined above.

PROCEDURE FOR EXCHANGE OF STOCK CERTIFICATES

The reverse split will become effective on July 9, 2007, which we will refer to as the "effective date." Beginning on the effective date, each certificate representing pre-reverse split shares will be deemed for all corporate purposes to evidence ownership of post-reverse split shares.

Our transfer agent, Corporate Stock Transfer, will act as exchange agent for purposes of implementing the exchange of stock certificates and payment of fractional share interests. We refer to such person as the "exchange agent." Holders of pre-reverse split shares are asked to surrender to the exchange agent certificates representing pre-reverse split shares in exchange for certificates representing post-reverse split shares in accordance with the procedures set forth in the letter of transmittal enclosed with this Information Statement. No new certificates will be issued to a stockholder until that stockholder has surrendered the stockholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal.

Our stockholders are not entitled to appraisal rights under the Florida Business Corporations Law in connection with the reverse stock split.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES WITHOUT THE LETTER OF TRANSMITTAL.

FRACTIONAL SHARES

We will not issue fractional certificates for post-reverse split shares in connection with the reverse split. Instead, an additional share shall be issued to all holders of a fractional share.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES WITHOUT THE LETTER OF TRANSMITTAL.

SUMMARY OF REVERSE STOCK SPLIT

Below is a brief summary of the reverse stock split:

o
The issued and outstanding Common Stock shall be reduced on the basis of one post-split share of the Common Stock for every ten pre-split shares of the Common Stock outstanding. The consolidation shall not affect any rights, privileges or obligations with respect to the shares of the Common Stock existing prior to the consolidation.

o	Stockholders of record of the Common Stock as of June 5, 2007 shall have their total shares reduced on the basis of one post-split share of Common Stock for every 10 pre-split shares outstanding.
o
As a result of the reduction of the Common Stock the pre-split total of issued and outstanding shares of 53,080,647 shall be consolidated to a total of approximately 5,308,065 issued and outstanding shares (depending on the number of fractional shares that are be issued or cancelled).

o	The Company's authorized number of common stock shall remain at 100,000,000 shares of the Common Stock.

This action has been approved by the Board and the written consents of the holders of the majority of the outstanding voting capital stock of the Company.

       The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on June 5, 2007, as the record date (the “Record Date”) for the determination of Stockholders who are entitled to receive this Information Statement.

         You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the reverse split will not become effective until at least 20 calendar days after the mailing of this Information Statement.

         This Information Statement is being mailed on or about June 19, 2007 to all Stockholders of record as of the Record Date.

ADDITIONAL INFORMATION

        The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

       The following documents as filed with the Commission by the Company are incorporated herein by reference:

1.	Quarterly Report on Form 10-Q for the quarter ended March 31, 2007;
2.	Annual Report on Form 10-K for the year ended December 31, 2006;
3.	Quarterly Report on Form 10-Q for the quarter ended September 30, 2006; and
4.	Quarterly Report on Form 10-Q for the quarter ended June 30, 2006.

OUTSTANDING VOTING SECURITIES

        As of the date of the Consent by the Majority Stockholders, June 5, 2007, the Company had 53,080,647 shares of Common Stock issued and outstanding, and there were no shares of Preferred Stock issued and outstanding. Each share of outstanding Common Stock is entitled to one vote on matters submitted for Stockholder approval. Preferred Stockholders are not entitled to vote on matters submitted for Stockholder approval.

         On June 5, 2007, the holders of 30,077,862 shares (or approximately 56.67% of the 53,080,647 shares of Common Stock then outstanding) executed and delivered to the Company a written consent approving the action set forth herein. Since the action has been approved by the Majority Stockholders, no proxies are being solicited with this Information Statement.

         The Florida Business Corporation Act (“FBCA”) provides in substance that unless the Company's articles of incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents certain information regarding the beneficial ownership of all shares of our common stock on the Record Date (June 5, 2007) for (i) each person who owns beneficially more than five percent of the outstanding shares of common stock (ii) each of our directors, (iii) each named executive officer, and (iv) all directors and officers in a group.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned (2)	Percentage of Outstanding Shares of Common Stock (3)

Scott J Silverman (4) C/O Company PO Box 191476 Miami Beach, FL 33119	16,312,814	30.73%
Robert deZanger C/O Company PO Box 191476 Miami Beach, FL 33119	2,915,000	5.49%
Mark H. Silverman C/O Company PO Box 191476 Miami Beach, FL 33119	7,929,179	14.94%
All Officers and Directors as a Group (3) Persons	27,156,993	51.16%

(1) Each of the persons listed has sole voting, investment, and dispositive power, except as otherwise noted.

(2) Beneficial ownership has been determined in accordance with Rule 13d-3(d)(1)(i) under the Securities Exchange Act of 1934. Such rule, generally, includes as beneficial owners of securities, among others, any person who directly or indirectly through any contract, arrangement, understanding, relationship, or otherwise has or shares voting power and/or investment power with respect to such securities, and any person who has the right to acquire beneficial ownership of such security within sixty (60) days through a means including but not limited to the exercise of any option, warrant, right or conversion of a security.

(3) All percentages are based on 53,080,647 shares issued and outstanding as of June 5, 2007 without regard to any options that are presently exercisable but are included in a calculation of beneficial ownership only pursuant to Rule 13d¬3(d)(1)(i) under the Exchange Act.

(4) Scott J. Silverman is our President, Chief Executive Officer, Secretary, and Chairman of the Board of Directors. This amount includes (i) 10,537,814 shares held by Alicanto Group, Ltd, a company controlled by Mr. Silverman. This amount does not include (ii) options to purchase an aggregate of 5,000,000 shares of common stock held by Scott J. Silverman at $0.50 per share for 1,000,000 options, at $0.75 per share for 1,000,000 options, at $1.00 per share for 1,000,000 options, at $1.50 per share for 1,000,000 options and at $2.00 per share for 1,000,000 options.

DISSENTER’S RIGHTS OF APPRAISAL

        The Stockholders have no right under the FBCA, the Company’s articles of incorporation consistent with above or the Company’s By-Laws to dissent from any of the provisions adopted as set forth herein.

 EFFECTIVE DATE OF REVERSE SPLIT

        Pursuant to Rule 14c-2 under the Exchange Act, thus reverse split shall not be effective until a date at least twenty (20) days after the date on which this Information Statement has been mailed to the Stockholders. The Company anticipates that the actions contemplated hereby will be effected on or about the close of business on July 9, 2007.

By Order of the Board of Directors
/s/ Scott J. Silverman Scott J. Silverman President, Chief Executive Officer and Chairman of the Board of Directors